As filed with the Securities and Exchange Commission on January 28, 2008

Investment Company Act File No. 811-21434

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE

INVESTMENT COMPANY ACT OF 1940 ☒

Amendment No. 7	☒
(Check appropriate box or boxes)

MASTER BOND LLC

(Exact Name of Registrant As Specified In Charter)

100 Bellevue Parkway

Wilmington, DE 19809

(Address of Principal Executive Offices)

609-282-2800

(Registrant’s Telephone Number, Including Area Code)

Donald C. Burke

Master Bond LLC

100 Bellevue Parkway

Wilmington, DE 19809

(Name and Address of Agent for Service)

Copies to:

Counsel for the Master Bond LLC:

Joel H. Goldberg, Esq.	Howard B. Surloff, Esq.
Willkie Farr & Gallagher LLP	BlackRock Advisors, LLC
787 Seventh Avenue	100 Bellevue Parkway
New York, New York 10019-6099	Wilmington, Delaware 19809

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. Part B of the Registration Statement is incorporated by reference into Part A and Part A of the Registration Statement is incorporated by reference into Part B of the Registration Statement.

Master Bond LLC (the “Master LLC”) is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with (a) Post-Effective Amendment No. 42 of the Registration Statement on Form N-1A (Securities Act File No. 2-62329 and Investment Company Act File No. 811-02857) of BlackRock Bond Fund, Inc. (“Bond Fund”), as filed with the Securities and Exchange Commission (the “Commission”) on January 28, 2008, and as amended from time to time (the “Bond Fund Registration Statement”) and (b) Post-Effective Amendment No. 51 of the Registration Statement on Form N-1A (Securities Act File No. 2-49007 and Investment Company Act File No. 811-2405) of BlackRock Balanced Capital Fund, Inc. (“Balanced Capital”), as filed with the Securities and Exchange Commission (the “Commission”) on January 28, 2008, and as amended from time to time (the “Balanced Capital Registration Statement”). Part A of the Bond Fund Registration Statement includes the prospectus of Bond Fund. Part A of the Balanced Capital Registration Statement includes the prospectus of Balanced Capital.

The Master LLC is an open-end management investment company that was organized on June 2, 2003 as a statutory trust under the laws of the State of Delaware. On June 15, 2007, the Master LLC converted to a Delaware limited liability company and changed its name to Master Bond LLC. The Master LLC consists of three portfolios: Master Total Return Portfolio (“Total Return Portfolio”), Master High Income Portfolio (“High Income Portfolio”), and Master Intermediate Term Portfolio (“Intermediate Term Portfolio”) (each, a “Portfolio” and, collectively, the “Portfolios”). High Income Portfolio and Intermediate Term Portfolio have not commenced operations. BlackRock Advisors, LLC (the “Investment Adviser”) manages the Master LLC’s investments subject to the oversight of the Board of Directors of the Master LLC.

Bond Fund is a series fund consisting of two portfolios: Bond Fund—BlackRock Total Return Fund and Bond Fund—BlackRock High Income Fund (each, a “Series”). Bond Fund—BlackRock High Income Fund does not currently invest in the Master LLC. Bond Fund—BlackRock Total Return Fund invests all of its assets in interests of the Total Return Portfolio of the Master LLC. Balanced Capital currently invests a portion of its assets in the Total Return Portfolio of the Master LLC. Bond Fund—BlackRock Total Return Fund and Balanced Capital, and any other feeder fund that may invest in the Master LLC, are referred to herein as “Feeder Funds.”

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PART A

January 28, 2008

MASTER BOND LLC

Responses to items 1, 2, 3 and 8 have been omitted pursuant to Paragraph 2(b) of Instruction B of the general instructions to Form N-1A.

Item 4. Investment Objectives, Principal Investment Strategies, and Related Risks.

(a) Investment Objectives

The primary objective of the Total Return Portfolio is to realize a total return that exceeds that of the Lehman Brothers U.S. Aggregate Index. The primary objective of the High Income Portfolio is to provide shareholders with as high a level of current income as is consistent with the investment policies of such Fund. As a secondary objective, the High Income Portfolio seeks capital appreciation when consistent with its primary objective.

(b) Implementation of Investment Objectives

Outlined below are the main strategies each Portfolio uses in seeking to achieve its investment objectives:

Each Portfolio invests primarily in a diversified portfolio of fixed-income securities, such as corporate bonds and notes, mortgage-backed and asset-backed securities, convertible securities, preferred securities and government debt obligations.

Each Portfolio normally invests more than 90% of its assets in fixed-income securities.

Each Portfolio may use derivatives, including, but not limited to, interest rate, total return and credit default swaps, indexed and inverse floating rate securities, options, futures, and options on futures and swaps, for hedging purposes, as well as to increase the return on its portfolio investments. Derivatives are financial instruments whose value is derived from another security or an index such as the Lehman Brothers Aggregate Bond Index or the CSFB High Yield Index. Each Portfolio may also invest in credit-linked notes, credit-linked trust certificates, structured notes, or other instruments evidencing interests in special purpose vehicles, trusts, or other entities that hold or represent interests in fixed-income securities.

Other Strategies. In addition to the main strategies discussed above, each Portfolio may use certain other investment strategies.

Under unusual market or economic conditions, each Portfolio may, for temporary defensive purposes, invest up to 100% of its net assets in U.S. government securities, certificates of deposit, bankers’ acceptances, commercial paper rated in the highest rating category by a recognized rating service, money market funds, cash or other high quality fixed-income securities that are consistent with a defensive posture. The yield on such securities may be lower than the yield on lower-rated fixed-income securities. Temporary defensive positions may limit the potential for an increase in the value of a Portfolio’s shares or for a Portfolio to achieve its investment objective.

Each Portfolio may invest uninvested cash balances in affiliated money market funds and may lend its portfolio securities.

Each Portfolio may make short sales of securities, either as a hedge against potential declines in value of a Portfolio security or to realize appreciation when a security that the Portfolio does not own declines in value. A Portfolio will not make a short sale if, after giving effect to such sale, the market value of all securities sold short exceeds 10% of the value of its total assets.

Each Portfolio may also make short sales “against the box” without limitation. In this type of short sale, at the time of the sale, a Portfolio owns or has the immediate and unconditional right to acquire the identical security at no additional cost.

HIGH INCOME PORTFOLIO

Outlined below are the main strategies High Income Portfolio uses in seeking to achieve its investment objective.

Under normal circumstances, the High Income Portfolio invests at least 80% of its assets in bonds that are rated in the lower rating categories by at least one of the recognized rating agencies (including Baa or lower by Moody’s Investors Service, Inc. (“Moody’s”) or BBB or lower by Standard & Poor’s (“S&P”) or Fitch Ratings (“Fitch”)), or in unrated securities that Portfolio management believes are of comparable quality. This policy is a non-fundamental policy of the Portfolio and may not be changed without 60 days’ prior notice to shareholders. Securities rated below Baa or BBB are commonly known as “junk bonds.” The High Income Portfolio may invest up to 100% of its assets in junk bonds, including up to 10% of its net assets in distressed securities. The High Income Portfolio may invest in junk bonds of any duration or maturity. Junk bonds generally are less liquid and experience more price volatility than higher rated fixed-income securities. The High Income Portfolio may suffer a significant loss of expected future income or a significant loss of principal if an issuer of holding defaults.

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The High Income Portfolio may invest up to 30% of its net assets in fixed-income securities of issuers outside the United States. Portfolio management anticipates that the High Income Portfolio’s investments in foreign issuers will primarily be in issuers in Canada, Australia and the developed markets of Europe, although the High Income Portfolio may also invest in issuers in emerging markets.

Other Strategies. In addition to the main strategies discussed above, High Income Portfolio may use certain other investment strategies.

The High Income Portfolio may invest in higher rated fixed-income securities if the risk of loss of income and principal to the Portfolio may be substantially reduced with only a small decrease in yield. The High Income Portfolio may also invest up to 15% of its net assets in secondary market purchases of corporate loans. While the High Income Portfolio does not intend to invest in common stock or other equity securities, other than preferred securities and convertible securities, it may acquire and hold such securities in unit offerings with fixed-income securities or in connection with an amendment, waiver, or a conversion or exchange of fixed-income securities, or in connection with the bankruptcy or workout of a distressed fixed-income security, or upon the exercise of a right or warrant obtained on account of a fixed-income security.

High Income Portfolio may use derivatives, including, but not limited to, interest rate, total return and credit default swaps, indexed and inverse floating rate securities, options, futures, options on futures and swaps, both for hedging purposes, as well as to increase the return on its portfolio investments. Derivatives are financial instruments whose value is derived from another security or an index such as the CSFB High Yield Index. High Income Portfolio may also invest in credit-linked notes, credit-linked trust certificates, structured notes, or other instruments evidencing interests in special purpose vehicles, trusts, or other entities that hold or represent interests in fixed-income securities.

TOTAL RETURN AND INTERMEDIATE TERM PORTFOLIOS

Outlined below are the main strategies that the Total Return and Intermediate Term Portfolios use in seeking to achieve their investment objectives.

The Total Return and Intermediate Term Portfolios invest primarily in investment grade fixed-income securities. The fixed-income securities in which the Total Return Portfolio and Intermediate Term Portfolio may invest include:

•	U.S. Government debt securities

•	Corporate debt securities issued by U.S. and foreign companies

•	Asset-backed securities

•	Mortgage-backed securities

•	Preferred securities issued by U.S. and foreign companies

•	Corporate debt securities and preferred securities convertible into common stock

•	Foreign sovereign debt instruments

•	Money market securities

Under normal circumstances, the Total Return Portfolio and Intermediate Term Portfolio each invests at least 80% of its assets in bonds. This policy is a non-fundamental policy of each Portfolio and may not be changed without 60 days’ prior notice to shareholders. Each Portfolio invests primarily in fixed-income securities that are rated in the four highest rating categories by at least one of the recognized rating agencies (including Baa or better by Moody’s or BBB or better by S&P or Fitch). Securities rated in any of the four highest rating categories are known as “investment grade” securities.

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The Total Return and Intermediate Term Portfolios each may invest up to 25% of its net assets in fixed-income securities of issuers outside the United States. Portfolio management anticipates that each Portfolio’s investments in foreign securities will primarily be in issuers in Canada, the developed countries of Europe, Australia, New Zealand, and certain Caribbean countries, although the Total Return and Intermediate Term Portfolios may also invest in issuers located elsewhere, including sovereign and corporate issuers in emerging markets. Investing in emerging markets is not a main strategy of the Total Return portfolio.

The Total Return and Intermediate Term Portfolios each may invest in various types of mortgage-backed securities. Mortgage-backed securities represent the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans. Mortgage-backed securities frequently react differently to changes in interest rates than other fixed-income securities.

The Total Return Portfolio may invest in fixed-income securities of any duration or maturity, while the Intermediate Term Portfolio anticipates maintaining an average remaining portfolio maturity of three to ten years, depending on market conditions.

Fixed-income securities frequently have redemption features that permit an issuer to repurchase the security from the Total Return and Intermediate Term Portfolios at certain times prior to maturity at a specified price, which is generally the amount due at maturity. In many cases, when interest rates go down, issuers redeem fixed-income securities that allow for redemption. When an issuer redeems fixed-income securities, a Portfolio may receive less than the market value of the securities prior to redemption. In addition, the Total Return and Intermediate Term Portfolios may have to invest the proceeds in new fixed-income securities with lower yields and therefore lose expected future income.

Each Portfolio may use derivatives, including, but not limited to, interest rate, total return and credit default swaps, indexed and inverse floating rate securities, options, futures, options on futures and swaps, for hedging purposes, as well as to increase the return on its portfolio investments. Derivatives are financial instruments whose value is derived from another security or an index such as the Lehman Brothers Aggregate Bond Index. Each Portfolio may also invest in credit-linked notes, credit-linked trust certificates, structured notes, or other instruments evidencing interests in special purpose vehicles, trusts, or other entities that hold or represent interests in fixed-income securities.

Other Strategies. In addition to the main strategies discussed above, Total Return and Intermediate Term Portfolios may use certain other investment strategies.

The Total Return and Intermediate Term Portfolios each may invest up to 20% of its net assets in fixed-income securities that are rated below investment grade by Moody’s, S&P or Fitch or in unrated securities of equivalent credit quality.

Investment Risks

This section contains a summary discussion of the general risks of investing in the Portfolios. As with any fund, there can be no guarantee that any Portfolio will meet its objectives or that any Portfolio’s performance will be positive for any period of time.

Set forth below are the main risks of investing in a Portfolio:

Market Risk And Selection Risk—Market risk is the risk that a market in which a Portfolio invests will go down in value, including the possibility that the market will go down sharply and unpredictably. Selection risk is the risk that the securities that Portfolio management selects will underperform the markets, the relevant indices or other funds with similar investment objectives and investment strategies.

Interest Rate Risk—Interest rate risk is the risk that prices of fixed-income securities generally increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities. A Portfolio may lose money if short-term or long-term interest rates rise sharply or otherwise change in a manner not anticipated by Portfolio management.

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Credit Risk—Credit risk is the risk that the issuer will be unable to pay interest or repay the principal when due. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness could also affect the value of a Portfolio’s investments in that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

Foreign Securities Risk—Securities traded in foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments often involve special risks not present in U.S. investments that can increase the chances that a Portfolio will lose money. In particular, a Portfolio is subject to the risk that because there may be fewer investors on foreign exchanges and a smaller number of securities traded each day, it may be more difficult for the Portfolio to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

Foreign Economy Risk—The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investments in their capital markets or in certain industries. Any of these actions could severely affect securities prices or impair a Portfolio’s ability to purchase or sell foreign securities or transfer the Portfolio’s assets or income back into the United States, or otherwise adversely affect the Portfolio’s operations.

Other potential foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing legal judgments in foreign courts and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States.

Currency Risk—Securities and other instruments in which a Portfolio invests may be denominated or quoted in currencies other than the U.S. dollar. For this reason, changes in foreign currency exchange rates can affect the value of a Portfolio’s portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Governmental Supervision and Regulation/Accounting Standards—Many foreign governments do not supervise and regulate stock exchanges, brokers and the sale of securities to the same extent as in the United States. Some countries may not have laws to protect investors comparable to the U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on material non-public information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Portfolio management to completely and accurately determine a company’s financial condition.

Certain Risks of Holding Fund Assets Outside the United States—Each Portfolio generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit a Portfolio’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for a Portfolio to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount a Portfolio can earn on its investments and typically results in a higher operating expense ratio for the Portfolio than for investment companies invested only in the United States.

Settlement Risk—Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments.

At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for a Portfolio to carry out transactions. If a Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If a Portfolio cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Portfolio could be liable for any losses incurred.

Derivatives—Each Portfolio may use derivative instruments to hedge its investments or to seek to enhance returns. Derivatives allow a Portfolio to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

Credit risk—the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Portfolio.

Leverage risk—the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity risk—the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

Each Portfolio may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which the Portfolio uses a derivative to offset the risks associated with other Portfolio holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a manner different from that anticipated by the Portfolio or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Portfolio, in which case any losses on the holdings being hedged may not be reduced and may be increased. There can be no assurance that the Portfolio’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. None of the Portfolios is required to use hedging and each may choose not to do so.

Because each Portfolio may use derivatives to seek to enhance returns, its investments will expose a Portfolio to the risks outlined above to a greater extent than if each Portfolio used derivatives solely for hedging purposes. Use of derivatives to seek to enhance returns may be considered speculative.

        Mortgage-Backed Securities (Main Risk for Total Return Portfolio and Intermediate Term Portfolio)—Mortgage-backed securities represent the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans. When interest rates fall, borrowers may refinance or otherwise repay principal on their mortgages earlier than scheduled. When this happens, certain types of mortgage-backed securities will be paid off more quickly than originally anticipated and a Portfolio will have to invest the proceeds in securities with lower yields. This risk is known as “prepayment risk.” When interest rates rise, certain types of mortgage-backed securities will be paid off more slowly than originally anticipated and the value of these securities will fall. This risk is known as “extension risk.” Extension risk may cause the average maturity of a Portfolio’s portfolio to increase.

Because of prepayment risk and extension risk, mortgage-backed securities react differently to changes in interest rates than other fixed-income securities. Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage-backed securities. Certain mortgage-backed securities in which a Portfolio may invest may also provide a degree of investment leverage, which could cause a Portfolio to lose all or substantially all of its investment.

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Asset-Backed Securities (Main Risk for Total Return Portfolio and Intermediate Term Portfolio)—Asset-backed securities are fixed income securities that represent an interest in an underlying pool of assets, such as credit card receivables. Like traditional fixed-income securities, the value of asset-backed securities typically increases when interest rates fall and decreases when interest rates rise. Certain asset-backed securities may also be subject to the risk of prepayment. In a period of declining interest rates, borrowers may pay what they owe on the underlying assets more quickly than anticipated. Prepayment reduces the yield to maturity and the average life of the asset-backed securities. In addition, when a Portfolio reinvests the proceeds of a prepayment it may receive a lower interest rate. Asset-backed securities may also be subject to extension risk, that is, the risk that, in a period of rising interest rates, prepayments may occur at a slower rate than expected. As a result, the average duration of a Portfolio’s portfolio may increase. The value of longer-term securities generally changes more in response to changes in interest rates than shorter-term securities.

Junk Bonds (Main Risk for High Income Portfolio)—Although junk bonds generally pay higher rates of interest than investment grade bonds, junk bonds are high-risk investments that may cause income and principal losses in a Portfolio. The major risks in junk bond investments include:

•	Junk bonds may be issued by less creditworthy companies. Issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer’s bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders.

•	Prices of junk bonds are subject to extreme price fluctuations. Adverse changes to the issuer’s industry and general economic conditions may have a greater impact on the prices of junk bonds than on those of other higher rated fixed income securities.

•	Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments, or the unavailability of additional financing.

•	Junk bonds frequently have redemption features that permit an issuer to repurchase the security from a Portfolio before it matures. If the issuer redeems junk bonds, the Portfolio may have to invest the proceeds in bonds with lower yields and may lose income.

•	Junk bonds may be less liquid than higher rated fixed income securities, even under normal economic conditions. There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of a Portfolio’s securities than in the case with securities trading in a more liquid market.

•	A Portfolio may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

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Each Portfolio also may be subject to certain other risks associated with its investments and investment strategies, including:

Emerging Markets Risk—The risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets include those in countries defined as emerging or developing by the World Bank, the International Finance Corporation or the United Nations. Emerging markets are riskier than more developed markets because they tend to develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging securities markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.

Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth.

Securities Lending—Each Portfolio may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Portfolio may lose money and there may be a delay in recovering the loaned securities. The Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Portfolio.

Borrowing and Leverage Risk—Each Portfolio may borrow for temporary or emergency purposes, including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions. Borrowing may exaggerate changes in the net asset value of Portfolio shares and in the return on the Portfolio’s portfolio. Borrowing will cost a Portfolio interest expense and other fees. The costs of borrowing may reduce the Portfolio’s return. Certain derivative securities that the Portfolio may buy or other techniques that the Portfolio may use may create leverage, including, but not limited to, when issued securities, forward commitments and futures contracts and options.

Distressed Securities—The High Income Portfolio may invest in distressed securities. Distressed securities are speculative and involve substantial risks. Generally, the High Income Portfolio will invest in distressed securities when Portfolio management believes they offer significant potential for higher returns or can be exchanged for other securities that offer this potential. However, there can be no assurance that the Portfolio will achieve these returns or that the issuer will make an exchange offer or adopt a plan of reorganization. The High Income Portfolio will generally not receive interest payments on the distressed securities and may incur costs to protect its investment. In addition, distressed securities involve the substantial risk that principal will not be repaid. Distressed securities and any securities received in an exchange for such securities may be subject to restrictions on resale.

Corporate Loans—Commercial banks and other financial institutions or institutional investors make corporate loans to companies that need capital to grow or restructure. Borrowers generally pay interest on corporate loans at rates that change in response to changes in market interest rates such as the London Interbank Offered Rate (“LIBOR”) or the prime rates of U.S. banks. As a result, the value of corporate loan investments is generally less exposed to the adverse effects of shifts in market interest rates than investments that pay a fixed rate of interest. However, because the trading market for certain corporate loans may be less developed than the secondary market for bonds and notes, the High Income Portfolio may experience difficulties in selling its corporate loans. Leading financial institutions often act as agent for a broader group of lenders, generally referred to as a syndicate. The syndicate’s agent arranges the corporate loans, holds collateral and accepts payments of principal and interest. If the agent develops financial problems, the High Income Portfolio may not recover its investment or recovery may be delayed. By investing in a corporate loan, the Portfolio becomes a member of the syndicate.

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The corporate loans in which the High Income Portfolio invests are subject to the risk of loss of principal and income. Although borrowers frequently provide collateral to secure repayment of these obligations, they do not always do so. If they do provide collateral, the value of the collateral may not completely cover the borrower’s obligations at the time of a default. If a borrower files for protection from its creditors under the U.S. bankruptcy laws, these laws may limit the Portfolio’s rights to its collateral. In addition, the value of collateral may erode during a bankruptcy case. In the event of a bankruptcy, the holder of a corporate loan may not recover its principal, may experience a long delay in recovering its investment and may not receive interest during the delay.

Illiquid Investments—Each Portfolio may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. If a Portfolio buys illiquid securities, it may be unable to quickly sell them or may be able to sell them only at a price below current value.

Restricted Securities—Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale. They may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market.

Restricted securities may be illiquid. A Portfolio may be unable to sell them on short notice or may be able to sell them only at a price below current value. Also, a Portfolio may get only limited information about the issuer of a restricted security, so it may be less able to predict a loss. In addition, if Portfolio management receives material nonpublic information about the issuer, the Portfolio may as a result be unable to sell the securities.

Sovereign Debt—Each Portfolio may invest in sovereign debt securities. These securities are issued or guaranteed by foreign government entities. These investments are subject to the risk that a governmental entity may delay or refuse to pay interest or repay principal on its sovereign debt due, for example, to cash flow problems, insufficient foreign currency reserves, political considerations, the relative size of the governmental entity’s debt position in relation to the economy or the failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies. If a government entity defaults, it may ask for more time in which to pay or for further loans. There is no legal process for collecting sovereign debts that a government does not pay nor are there bankruptcy proceedings through which all or part of the sovereign debt that a governmental entity has not repaid may be collected.

Indexed and Inverse Floating Rate Securities—Each Portfolio may invest in securities the potential return of which is directly related to changes in an underlying index or interest rate, known as indexed securities. The return on indexed securities will rise when the underlying index or interest rate rises and fall when the index or interest rate falls. Each Portfolio may also invest in securities the return of which is inversely related to changes in an interest rate (inverse floaters). Each Portfolio may also purchase synthetically created inverse floating rate bonds evidenced by custodial on trust receipts. In general, income on inverse floaters will decrease when interest rates increase and increase when interest rates decrease. Investments in inverse floaters may subject a Portfolio to the risks of reduced or eliminated interest payments and losses of principal. In addition, certain indexed securities and inverse floaters may increase or decrease in value at a greater rate than the underlying interest rate, which effectively leverages the Portfolio’s investment. As a result, the market value of such securities will generally be more volatile than that of fixed rate securities and the net asset value of the Portfolio’s shares may be more volatile than if the Portfolio did not invest in such securities. Certain of these inverse floating rate investments may be presented, for financial reporting purposes, as secured borrowings by a Fund.

Short Sales—Because making short sales in securities that it does not own exposes a Portfolio to risks associated with those securities, such short sales involve speculative exposure risk. The Portfolio will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which a Portfolio replaces the borrowed security. As a result, if a Portfolio makes short sales in securities that increase in value, it will likely underperform similar mutual funds that do not make short sales in securities they do not own. A Portfolio will realize a gain if the security declines in price between those dates. There can be no assurance that a Portfolio will be able to close out a short sale position at any particular time or at an acceptable price. Although a Portfolio’s gain is limited to the amount at which it sold a security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold. A Portfolio may also pay transaction costs and borrowing fees in connection with short sales.

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When Issued and Delayed Delivery Securities and Forward Commitments—Each Portfolio may purchase or sell securities that it is entitled to receive on a when issued basis. Each Portfolio may also purchase or sell securities on a delayed delivery basis or through a forward commitment. When issued and delayed delivery securities and forward commitments involve the risk that the security a Portfolio buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Portfolio loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

Standby Commitment Agreements—Standby commitment agreements commit a Portfolio, for a stated period of time, to purchase a stated amount of securities that may be issued and sold to the Portfolio at the option of the issuer. Standby commitment agreements involve the risk that the security a Portfolio buys will lose value prior to its delivery to the Portfolio and will no longer be worth what the Portfolio has agreed to pay for it. These agreements also involve the risk that if the security goes up in value, the counterparty will decide not to issue the security. In this case, a Portfolio loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

Repurchase Agreement Risk—Each Portfolio may enter into repurchase agreements. Under a repurchase agreement, the seller agrees to repurchase a security at a mutually agreed-upon time and price. If the seller in a repurchase agreement transaction defaults on its obligation under the agreement, a Portfolio may suffer delays and incur costs or lose money in exercising its rights under the agreement.

(d) Portfolio Holdings.

For a discussion of the Master LLC’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement. The Master LLC makes its top ten holdings available on a monthly basis at www.blackrock.com generally within 12 business days after the end of the month to which the information applies.

Item 5. Management, Organization, and Capital Structure.

(a)(1) Investment Adviser

The Master LLC, on behalf of each Portfolio, has entered into an investment advisory agreement with the Investment Adviser (the “Master Investment Advisory Agreement”), pursuant to which the Investment Adviser receives as compensation for its services to the Portfolios, at the end of each month a fee with respect to each Portfolio. The Investment Adviser manages the Master LLC’s investments subject to the oversight of the Board of Directors of the Master LLC. Bond Fund, on behalf of each of the Series, also has an investment advisory agreement with the Investment Adviser (the “Feeder Investment Advisory Agreement”), pursuant to which the Investment Adviser receives as compensation for its services to each of the Series, at the end of each month a fee with respect to each such Series. Under the Master Investment Advisory Agreement and the Feeder Investment Advisory Agreement, the Master LLC or Bond Fund, as applicable, pays the Investment Adviser fees at annual rates that decrease as the total net assets of the advised Portfolios or Series, as applicable, (that is, the Total Return Portfolio, Bond Fund—BlackRock Total Return Fund and Bond Fund—BlackRock High Income Fund) increase above certain levels. The fee rates are applied to the average daily net assets of each advised Portfolio or Series, with the reduced rates applicable to portions of the assets of each advised Portfolio or Series to the extent that the aggregate average daily net assets of the advised Portfolios or Series combined exceeds $250 million, $500 million and $750 million (each such amount being a “breakpoint level”). The portion of the assets of a Portfolio or Series to which the rate at each breakpoint level applies will be determined on a “uniform percentage” basis. The uniform percentage applicable to a breakpoint level is determined by dividing the amount of the aggregate average daily net assets of the advised Portfolios or Series combined that falls within that breakpoint level by the aggregate average daily net assets of the advised Portfolios or Series combined. The amount of the fee for a Portfolio or Series at each breakpoint level is determined by multiplying the average daily net assets of that Portfolio or Series by the uniform percentage applicable to that breakpoint level and multiplying the product by the advisory fee rate.

Aggregate average daily Net Assets of the three Commenced Series or the Commenced Series and the Bond Fund Corresponding Series, as the case may be	Rate of Advisory Fee
	Total Return Portfolio	High Income Portfolio	Intermediate Term Portfolio
Not exceeding $250 million	0.20%	0.25%	0.20%
In excess of $250 million but not more than $500 million	0.15	0.20	0.15
In excess of $500 million but not more than $750 million	0.10	0.15	0.10
In excess of $750 million	0.05	0.10	0.05

The Investment Adviser has a sub-advisory agreement with BlackRock Financial Management, Inc. (the “Sub-Adviser”), an affiliate, under which the Investment Adviser pays the Sub-Adviser a monthly fee at an annual rate equal to a percentage of the advisory fees paid to the Investment Adviser under the Master Investment Advisory Agreement.

For the fiscal year ended September 30, 2007, the Investment Adviser received a fee from the Total Return Portfolio at the annual rate of 0.06% of the Total Return Portfolio’s average daily net assets.

        A discussion of the basis of the Board of Directors’ most recent approval of the Master Investment Advisory Agreement and the sub-advisory agreement, is included in Bond Fund—BlackRock Total Return Fund’s annual shareholder report for the fiscal year ended September 30, 2006.

The Investment Adviser was organized in 1994 to perform advisory services for investment companies. The Sub-Adviser is a registered investment adviser organized in 1994. The Investment Adviser and its affiliates had approximately $1.375 trillion in investment company and other portfolio assets under management as of September 30, 2007.

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Conflicts of Interest—The investment activities of BlackRock and its affiliates (including, for these purposes, Merrill Lynch & Co., Inc., BlackRock Inc., the PNC Financial Services Group, Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively with the Investment Adviser, the “Affiliates”)) in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage a Portfolio and its interest holders. BlackRock and its Affiliates provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of a Portfolio. The Blackrock and its Affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of a Portfolio. One or more Affiliates act or may act as an investor, investment banker, research provider, investment manager, financer, advisor, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests, in securities, currencies, and other instruments which a Portfolio directly and indirectly invests. Thus, it is likely that a Portfolio will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which an Affiliate performs or seeks to perform investment banking or other services. One or more Affiliates may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of a Portfolio and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the Portfolio. The trading activities of these Affiliates are carried out without reference to positions held directly or indirectly by a Portfolio and may result in an Affiliate having positions that are adverse to those of the Portfolio. No Affiliate is under any obligation to share any investment opportunity, idea or strategy with a Portfolio. As a result, an Affiliate may compete with a Portfolio for appropriate investment opportunities. The results of a Portfolio’s investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by an Affiliate, and it is possible that the Portfolio could sustain losses during periods in which one or more Affiliates and other accounts achieve significant profits on their trading for proprietary or other accounts. The opposite result is also possible. In addition, a Portfolio may, from time to time, enter into transactions in which an Affiliate or its other clients have an adverse interest. Furthermore, transactions undertaken by an Affiliate or Affiliate-advised clients may adversely impact a Portfolio. Transactions by one or more Affiliate-advised clients or BlackRock may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of a Portfolio. A Portfolio’s activities may be limited because of regulatory restrictions applicable to one or more Affiliates, and/or their internal policies designed to comply with such restrictions. In addition, a Portfolio may invest in securities of companies with which an Affiliate has or is trying to develop investment banking relationships or in which an Affiliate has significant debt or equity investments. A Portfolio also may invest in securities of companies for which an Affiliate provides or may some day provide research coverage. An Affiliate may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend a Portfolio or who engage in transactions with or for the Portfolio and may receive compensation of such services. A Portfolio may also make brokerage and other payments to Affiliates in connection with the Portfolio’s portfolio investment transactions.

Under a securities lending program approved by the Master LLC’s Board of Directors, the Master LLC has retained an Affiliate of BlackRock to serve as the securities lending agent for each Portfolio to the extent that the Portfolio participates in the securities lending program. For these services, the lending agent may receive a fee from a Portfolio, including a fee based on the returns earned on the Portfolio’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which a Portfolio may lend its portfolio securities under the securities lending program.

The activities of the BlackRock or its affiliates may give rise to other conflicts of interest that could disadvantage a Portfolio and its interest holders. BlackRock has adopted policies and procedures designed to address these potential conflicts of interest. See the Statement of Additional Information for further information.

(a)(2) Portfolio Managers

The Total Return Portfolio is managed by a team of investment professionals comprised of Scott Amero, Matthew Marra and Andrew Phillips. This team has managed the Fund’s portfolio since 2006. The Total Return Portfolio is managed using a team approach. Messrs. Amero, Marra and Phillips are senior members of BlackRock’s taxable fixed income management team.

Scott Amero is a Vice Chairman and BlackRock’s Global Chief Investment Officer for Fixed Income and co-head of the Fixed Income Portfolio Management Group. He is a member of the Executive, Operating and Management Committees and Chairman of the Fixed Income Investment Strategy Group that is responsible for global fixed income strategy, asset allocation and overall management of client portfolios. In this capacity, he coordinates BlackRock’s team of portfolio managers and credit analysts who specialize in government, agency, corporate, mortgage, asset-backed and structured securities worldwide. In addition, he is a director of Anthracite Capital, Inc., BlackRock’s publicly-traded real estate investment trust.

Matthew Marra is a Managing Director of BlackRock and is a member of BlackRock’s Fixed Income Portfolio Management Group. Mr. Marra’s primary responsibility is managing total return portfolios, with a sector emphasis on Treasury and agency securities. He also helps lead the effort to oversee the consistent implementation of investment strategies across all total return accounts. He is Co-Chairman of the Monthly Account Review Meeting, which examines performance, compliance, and operations for all client portfolios. Mr. Marra became part of the Portfolio Management Group in 1997. He joined BlackRock in 1995 as an analyst in the Portfolio Analytics Group.

Andrew Phillips is a Managing Director of of BlackRock and is co-head of US Fixed Income within BlackRock’s Fixed Income Portfolio Management Group. Mr. Phillips’ primary responsibility is the consistent implementation of investment strategies across all total return accounts, with a sector emphasis on mortgage securities. He is Chairman of the monthly Account Review Meeting, which examines performance, compliance, and operations for all client portfolios. Mr. Phillips is also a member of the mortgage securities team and previously served as the lead sector specialist before assuming his current responsibilities.

For more information about the portfolio managers’ compensation, other accounts they manage and their ownership of Portfolio shares, please see Part B of this Registration Statement.

(b) Capital Stock

Investors in the Master LLC have no preemptive or conversion rights, and interests in the Master LLC are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Directors, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Master LLC, Feeder Funds would be entitled to their pro rata share of the assets of the Master LLC that are available for distribution.

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Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of the Master LLC. A Feeder Fund may withdraw from the Master LLC at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. Each Feeder Fund is entitled to a vote in proportion to its investment in the Master LLC. Each Feeder Fund generally will participate in the earnings, dividends and assets of the Master LLC in accordance with their pro rata interests in the Master LLC.

Investments in the Master LLC may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in the Master LLC at net asset value on any day on which the New York Stock Exchange (the “NYSE”) is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the Master LLC, please see Item 7 herein.

Item 6. Shareholder Information.

(a) Pricing of Interests in the Master LLC.

The net asset value of each Portfolio of the Master LLC is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is placed. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The Board has adopted valuation procedures for the Portfolios and has delegated the day-to-day responsibility for fair value determinations to the Investment Adviser’s Valuation Committee. Each Portfolio generally values fixed-income portfolio securities using market prices provided by an independent pricing service approved by the Master LLC’s Board of Directors. If market quotations are not readily available or, in the Investment Adviser’s judgment, they do not accurately reflect fair value for a security, that security will be valued by another method that the Board of Directors believes more accurately reflects the fair value. Fair value determinations may be made by the Master LLC’s independent pricing service using a matrix pricing system or other pricing methodologies approved by the Directors or by the Valuation Committee after consideration of the material factors that may affect the value of a particular security.

Each Portfolio may invest a portion of its assets in foreign securities. Generally, trading in foreign securities, as well as U.S. government securities, money market instruments and certain other fixed-income securities, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of a Portfolio’s shares are determined as of such times. Foreign currency exchange rates are generally determined as of the close of business on the NYSE. Each portfolio values fixed income portfolio securities using market prices provided by an independent pricing service in accordance with a valuation policy approved by the Master LLC's Board of Directors. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of a Portfolio’s net asset value. If market quotations are not readily available or, in the Investment Adviser’s judgment, do not accurately reflect fair value for a security or if a security’s value has been materially affected by events occurring after the close of the NYSE or the market in which the security is principally traded, that security will be valued by another method that the Board of Directors believes more accurately reflects the fair value.

Fair value determinations by the Investment Adviser that affect a Portfolio’s net asset value are subject to review, approval or ratification, as appropriate, by the Board. In determining whether current market prices are readily available or accurately reflect a security’s fair value, the Investment Adviser monitors the information it receives in the ordinary course of its investment management responsibilities for significant events that it believes in good faith will affect the market prices of the securities of issuers held by a Portfolio. Those may include events affecting specific issuers (for example, a company announcement or corporate action) or events affecting securities markets generally (for example, market volatility or a natural disaster).

The Investment Adviser believes that foreign securities values may be affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets. The fair valuation procedures, therefore, include a procedure whereby foreign securities prices may be “fair valued” by an independent pricing service approved by the Board of Directors to take those factors into account.

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The Master LLC’s use of fair value pricing is designed to ensure that each Portfolio’s net asset value reflects the value of its underlying portfolio securities as accurately as possible. There can be no assurance, however, that a fair value used by a Portfolio on any given day will more accurately reflect the market value of a security or securities than the market price of such security or securities on that day.

The net asset value of each Portfolio is the value of the securities held by the Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily.

Each investor in a Portfolio may add to or reduce its investment in the Portfolio on each day the NYSE is open for trading. The value of each investor’s interest in a Portfolio will be determined after the close of business on the NYSE by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Portfolio. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in a Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in a Portfolio after the close of business of the NYSE or the next determination of net asset value of the Portfolio.

(b) Purchase of Interests in the Master LLC.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank).

The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

(c) Redemption of Interests in the Master LLC.

A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Master LLC’s transfer agent. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred.

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(d) Dividends and Distributions.    Not Applicable

(e) Frequent Purchase and Redemption of Master LLC Interests.

The Master LLC does not offer its interests for sale to the general public, nor does it offer an exchange privilege. The Master LLC is not, therefore, directly subject to the risks of short-term trading and the Board of Directors has not adopted procedures to prevent such trading. The Master LLC may, however, be affected by short-term trading in the Feeder Funds. See “Your Account - How to Buy, Sell, Transfer and Exchange Shares — Short-Term Trading” in Part A of Bond Fund Registration Statement and Balanced Capital Registration Statement for more information.

(f) Tax Consequences.

The Master LLC intends to operate as a partnership for Federal income tax purposes. Accordingly, the Master LLC will not be subject to any Federal income tax. Based upon the status of the Master LLC as a partnership, a Feeder Fund will take into account its share of the Master LLC’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and its qualifications as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The determination of a Feeder Fund’s share of the Master LLC’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Code, as amended, and the regulations promulgated thereunder.

Item 7. Distribution Arrangements.

(a) Sales Loads.    Not Applicable.

(b) 12b-1 Fees.    Not Applicable.

(c) Multiple Class and Master/Feeder Funds.

The Master LLC is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Master LLC. However, the Master LLC may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Master LLC and will pay a proportionate share of the Master LLC’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Directors of the Master LLC believe that the “master/feeder” fund structure may enable the Master LLC to reduce costs through economies of scale. A larger investment portfolio for the Master LLC may reduce certain transaction costs to the extent that contributions to and redemptions from the Master LLC’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the Master LLC may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Master LLC or withdraws from the Master LLC, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Master LLC if the Master LLC voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Master LLC may affect the investment performance of the Feeder Fund and the Trust.

The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Master LLC. When a Feeder Fund is requested to vote on matters pertaining to the Master LLC, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Master LLC proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the Bond Fund Registration Statement and Balanced Capital Registration Statement under “Master/Feeder Structure.”

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PART B

January 28, 2008

MASTER BOND LLC

Item 9. Cover Page and Table of Contents.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Bond LLC (the “Master LLC”), dated January 28, 2008, as it may be revised from time to time (the “Master LLC’s Part A”). The Master LLC’s Part A is incorporated herein by reference and this Part B is incorporated by reference in the Master LLC’s Part A.

As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference from (a) Post-Effective Amendment No. 42 of the Registration Statement on Form N-1A (Securities Act File No. 2-62329 and Investment Company Act File No. 811-02857) of BlackRock Bond Fund, Inc. (“Bond Fund”), as filed with the Securities and Exchange Commission (the “Commission”) on January 28, 2008, and as amended from time to time (the “Bond Fund Registration Statement”) and (b) Post-Effective Amendment No. 51 of the Registration Statement on Form N-1A (Securities Act File No. 2-49007 and Investment Company Act File No. 811-2405) of BlackRock Balanced Capital Fund, Inc. (“Balanced Capital”), as filed with the Commission on January 28, 2008, and as amended from time to time (the “Balanced Capital Registration Statement”). Part A of the Bond Fund Registration Statement includes the prospectus of Bond Fund. Part A of the Balanced Capital Registration Statement includes the prospectus of Balanced Capital. Part B of the Bond Fund Registration Statement includes the statement of additional information of Bond Fund. Part B of the Balanced Capital Registration Statement includes the statement of additional information of Balanced Capital.

The Master LLC is part of a “master/feeder” structure. The Master LLC consists of three portfolios: Master Total Return Portfolio (“Total Return Portfolio”), Master High Income Portfolio (“High Income Portfolio”), and Master Intermediate Term Portfolio (“Intermediate Term Portfolio”) (each, a “Portfolio” and, collectively, the “Portfolios”). The BlackRock Total Return Fund of Bond Fund (“Bond Fund—BlackRock Total Return Fund”) will invest all of its assets in interests of the Total Return Portfolio of the Master LLC. Balanced Capital will invest a portion of its assets in the Total Return Portfolio of the Master LLC. Such funds and any other feeder fund that may invest in the Master LLC are referred to herein as “Feeder Funds.”

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Item 10. Master LLC History.

The Master LLC is an open-end management investment company that was organized on June 2, 2003 as a statutory trust under the laws of the State of Delaware. On June 15, 2007, the Master LLC converted to a Delaware limited liability company and changed its name to Master Bond LLC.

Item 11. Description of the Master LLC and Its Investments and Risks.

The following information supplements and should be read in conjunction with Item 4 of the Master LLC’s Part A.

Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of each Portfolio of the Master LLC, the types of securities purchased by each Portfolio, the investment techniques used by each Portfolio, and certain risks relating thereto, as well as other information relating to each Portfolio’s investment programs, is incorporated herein by reference from Item 4 of the Master LLC’s Part A and the section entitled “Investment Objectives and Policies” and “Investment Restrictions” in Part I and the section entitled “Investment Risks and Considerations” in Part II of Part B of the Bond Fund Registration Statement.

Information on the Master LLC’s policies and procedures with respect to the selective disclosure of the portfolio holdings of a Portfolio is incorporated herein by reference to the section entitled “Management and Other Service Arrangements - Selective Disclosure of Portfolio Holdings” in Part II of Part B of the Bond Fund Registration Statement.

Item 12. Management of the Master LLC.

(a) Management Information

The Directors of the Master LLC consist of fifteen individuals, twelve of whom are not “interested persons” of the Master LLC as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) (the “non-interested Directors”). The same individuals serve as Directors of Bond Fund and are sometimes referred to herein as the “non-interested Directors.” The Directors of the Master LLC are responsible for the oversight of the operations of the Master LLC and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

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Biographical Information. Certain biographical and other information relating to the Directors of the Master LLC is set forth below, including their year of birth, their principal occupations for at least the last five years, the length of time served, the total number of investment companies overseen in the complex of funds advised by BlackRock Advisors, LLC (the “Investment Adviser”) and its affiliates (“BlackRock-advised funds”) and any public directorships:

Name, Address(a) and Year of Birth of Director	Position(s) Held with the Master LLC	Term of Office(b) and Length of Time Served	Principal Occupation During Past Five Years	BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
Non-Interested Directors
James H. Bodurtha (1944)(c)	Director	Director since 2007	Director, The China Business Group, Inc. since 1996 and Executive Vice President thereof from 1996 to 2003; Chairman of the Board, Berkshire Holding Corporation since 1980; Partner, Squire, Sanders & Dempsey (a law firm) from 1980 to 1993.	37 registered investment companies consisting of 99 portfolios	None

Bruce R. Bond (1946)	Director	Director since 2007	Trustee and member of the Governance Committee, State Street Research mutual funds ("SSR Funds") from 1997 to 2005, Board Member/Governance Audit and Finance Committee, Avaya Inc. (Information Technology) from 2003 to 2007.	37 registered investment companies consisting of 99 portfolios

Donald W. Burton (1944)	Director	Director since 2007	Managing General Partner of The Burton Partnership, Limited Partnership (an investment partnership) since 1979; Managing General Partner of The South Atlantic Venture Funds since 1983; Member of the Investment Advisory Council of the Florida State Board of Administration since 2001.	37 registered investment companies consisting of 99 portfolios	Knology, Inc. (telecommunications); Capital Southwest (financial).

Honorable Stuart E. Eizenstat (1943(d))	Director	Director since 2007	Partner and Head of International Practice, Covington and Burling (law firm) from 2001 to the present. Deputy Secretary of the Treasury from 1999 to 2001; Under Secretary of State for Economic, Business and Agricultural Affairs from 1997 to 1999; Under Secretary of Commerce for International Trade from 1996 to 1997; U.S. Ambassador to the European Union from 1993 to 1996.	37 registered investment companies consisting of 99 portfolios	UPS Corporation

Kenneth A. Froot (1957)	Director	Director since 2007	Professor, HarvardUniversity since 1992; Professor, Massachusetts Institute of Technology from 1986 to 1992.	37 registered investment companies consisting of 99 portfolios	None

Robert M. Hernandez (1944)(e)	Director	Director since 2007	USX Corporation (a diversified company principally engaged in energy and steel business), Director from 1991 to 2001; Vice Chairman and Chief Financial Officer from 1994 to 2001; Executive Vice President - Accounting and Finance and Chief Financial Officer from 1991 to 1994.	37 registered investment companies consisting of 99 portfolios	ACE Limited (insurance company); Eastman Chemical Company; RTI International Metals, Inc.

John F. O’Brien (1943)	Director	Director since 2007	President and Chief Executive Officer of Allmerica Financial Corporation (financial services holding company) from 1995 to 2002 and Director from 1995 to 2003; President of Allmerica Investment Management Co., Inc. (investment adviser) from 1989 to 2002, Director from 1989 to 2002 and Chairman of the Board from 1989 to 1990; President, Chief Executive Officer and Director of First Allmerica Financial Life Insurance Company from 1989 to 2002 and Director of various other Allmerica Financial companies until 2002; Director from 1989 to 2006, Member of the Governance Nominating Committee from 2004 to 2006, Member of the Compensation Committee from 1989 to 2006 and Member of the Audit Committee from 1990 to 2004 of ABIOMED; Director, Member of the Governance and Nomination Committee and Member of the Audit Committee of Cabot Corporation since 1990; Director and Member of the Audit Committee and Compensation Committee of LKQ Corporation since 2003; Lead Director of TJX Companies, Inc. since 1996; Trustee of the Woods Hole Oceanographic Institute since 2003. Director, Ameresco, Inc.(Energy Solutions Consulting & Engineering) since 2006. Director, Boston Lyric Opera since 2002.	37 registered investment companies consisting of 99 portfolios	Cabot Corporation (chemicals); LKQ Corporation (auto parts manufacturing); TJX Companies, Inc. (retailer)

Roberta Cooper Ramo (1942)	Director	Director since 2007	Shareholder, Modrall, Sperling, Roehl, Harris & Sisk, P.A. (a law firm) since 1993; President, American Bar Association from 1995 to 1996 and Member of the Board of Governors thereof from 1994 to 1997; Shareholder, Poole, Kelly and Ramo, Attorneys at Law P.C. from 1977 to 1993; Director of ECMC Group (service provider to students, schools and lenders) since 2001; Director, United New Mexico Bank (now Wells Fargo) from 1983 to 1988; Director, First National Bank of New Mexico (now Wells Fargo) from 1975 to 1976; Vice President, American Law Institute from 2004 to 2007 and President elect, 2007.	37 registered investment companies consisting of 99 portfolios	None

Jean Margo Reid (1945)	Director	Director since 2004	Self-employed consultant since 2001; Counsel of Alliance Capital Management (investment adviser) in 2000; General Counsel, Director and Secretary of Sanford C. Bernstein & Co., Inc. (investment adviser/broker-dealer) from 1997 to 2000; Secretary, Sanford C. Bernstein Fund, Inc. from 1994 to 2000; Director and Secretary of SCB, Inc. since 1998; Director and Secretary of SCB Partners, Inc. since 2000; and Director of Covenant House from 2001 to 2004.	37 registered investment companies consisting of 99 portfolios	None

David H. Walsh (1941)(f)	Director	Director since 2007	Director, Ruckleshaus Institute and Haub School of Natural Resources at the University of Wyoming since 2006; Consultant with Putnam Investments from 1993 to 2003, and employed in various capacities therewith from 1973 to 1992; Director, Massachusetts Audubon Society from 1990 to 1997; Director, The National Audubon Society from 1998 to 2005; Director, The American Museum of Fly Fishing since 1997.	37 registered investment companies consisting of 99 portfolios	None

15

Name, Address(a) and Year of Birth of Director	Position(s) Held with the Master LLC	Term of Office(b) and Length of Time Served	Principal Occupation During Past Five Years	BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
Fred G. Weiss (1941)(g)	Director	Director since 2007	Managing Director of FGW Associates since 1997; Board member of certain BlackRock-advised funds since 1998;Vice President, Planning, Investment and Development of Warner Lambert Co. from 1979 to 1997; Director of Michael J. Fox Foundation for Parkinson’s Research since 2000; Director Watson Pharmaceutical, Inc. (pharmaceutical company) since 1999; Director of Osmotica Holdings Corp. (a drug delivery technology company) since 2003; Director KIMC Investments, Inc. dba MedVance Institute (a chain of for-profit allied health training schools) since 2003.	37 registered investment companies consisting of 99 portfolios	Watson Pharmaceutical Inc. (pharmaceutical company).

Richard R. West (1938)	Director	Director since 2003	Professor of Finance from 1984 to 1995, Dean from 1984 to 1993 and since 1995 Dean Emeritus of New York University’s Leonard N. Stern School of Business Administration.	37 registered investment companies consisting of 99 portfolios	Bowne & Co., Inc. (financial printers); Vornado Realty Trust (real estate company); Alexander's, Inc. (real estate company)

Interested Directors:
Richard S. Davis (1945)	Director	Director since 2007	Managing Director, BlackRock, Inc. since 2005; Chief Executive Officer, State Street Research & Management Company from 2000 to 2005; Chairman of the Board of Trustees, State Street Research mutual funds (“SSR Funds”) from 2000 to 2005; Senior Vice President, Metropolitan Life Insurance Company from 1999 to 2000; Chairman SSR Realty from 2000 to 2004.	184 registered investment companies consisting of 289 portfolios	None

Laurence D. Fink (1952)	Director	Director since 2007	Chairman and Chief Executive Officer of BlackRock, Inc. since its formation in 1998 and of BlackRock, Inc.’s predecessor entities since 1988; Chairman of the Executive and Management Committees; formerly, Managing Director of the First Boston Corporation, Member of its Management Committee, Co-head of its Taxable Fixed Income Division and Head of its Mortgage and Real Estate Products Group; Chairman of the Board of several of BlackRock’s alternative investment vehicles; Director of several of BlackRock’s offshore funds; Member of the Board of Trustees of New York University, Chair of the Financial Affairs Committee and a member of the Executive Committee, the Ad Hoc Committee on Board Governance, and the Committee on Trustees; Co-Chairman of the NYU Hospitals Center Board of Trustees, Chairman of the Development/Trustee Stewardship Committee and Chairman of the Finance Committee; Trustee of The Boys’ Club of New York.	37 registered investment companies consisting of 99 portfolios	BlackRock, Inc.

Henry Gabbay (1947)	Director	Director since 2007	Consultant, BlackRock since 2007; Managing Director, BlackRock, Inc. from 1989 to June, 2007; Chief Administrative Officer, BlackRock, Inc. from 1998 to 2007; President of BlackRock Funds and BlackRock Bond Allocation Target Shares from 2005 to 2007; Treasurer of certain closed-end funds in the Fund complex from 1989 to 2006.	183 registered investment companies consisting of 288 portfolios	None

(a)	Unless otherwise indicated, the address of each Director is 40 East 52nd Street, New York, NY 10022.

(b)	Each Director holds office until his or her successor is elected and qualifies or until his or her earlier death, resignation, retirement or removal as provided by the Master LLC’s by-laws, charter or statute, or until December 31 of the year in which he or she turns 72.

(c)	Chairman of the Compliance Committee.

(d)	Chairman of Governance and Nominating Committee.

(e)	Chairman of the Board of Directors.

(f)	Chairman of the Performance Oversight Committee.

(g)	Vice-Chairman of the Board of Directors and Chairman of the Audit Committee.

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Certain biographical and other information relating to the officers of the Master LLC is set forth below, including their year of birth, their principal occupations for at least the last five years, the length of time served, the total number of BlackRock-advised funds overseen and any public directorships held:

Name, Address(a) and Year of Birth	Position(s) Held with the Master LLC	Term of Office(b) and Length of Time Served	Principal Occupation During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
Donald C. Burke (1960)	President and Chief Executive Officer	President and Chief Executive Officer since 2007

Managing Director of BlackRock, Inc. since 2006; Managing Director of Merrill Lynch Investment Managers, L.P. (“MLIM”) and Fund Asset Management, L.P. (“FAM”) in 2006; First Vice President of MLIM and FAM from 1997 to 2005 and Treasurer thereof from 1999 to 2006; Vice President of MLIM and FAM from 1990 to 1997; Vice President and Secretary of the I.Q. Funds since 2004.

				194 registered investment companies consisting of 299 portfolios	None

Anne Ackerley (1962)	Vice President	Vice President since 2007

Managing Director, BlackRock, Inc. since May 2000; First Vice President and Operating Officer, Mergers and Acquisitions Group from 1997 to 2000; First Vice President and Operating Officer, Public Finance Group from 1995 to 1997, and First Vice President, Emerging Markets Fixed Income Research from 1994 to 1995, Merrill Lynch & Co.

				184 registered investment companies consisting of 289 portfolios	None

Howard Surloff (1965)	Secretary	Secretary since 2007	Managing Director of BlackRock Inc., and General Counsel of U.S. Funds at BlackRock, Inc. since 2006; General Counsel (U.S.), Goldman Sachs Asset Management from 1993 to 2006.	184 registered investment companies consisting of 289 portfolios	None

Brian P. Kindelan (1959)	Chief Compliance Officer	Chief Compliance Officer since 2007

Managing Director and Senior Counsel since January 2005, Director and Senior Counsel from 2001 to 2004 and Vice President and Senior Counsel from 1998 to 2000, BlackRock, Inc.; Senior Counsel, PNC Bank Corporation from May 1995 to April 1998.

				184 registered investment companies consisting of 289 portfolios	None

Neal J. Andrews (1966)	Chief Financial Officer	Chief Financial Officer since 2007

Managing Director of Administration and Operations Group, BlackRock, Inc. since August 2006; Senior Vice President and Line of Business Head, Fund Accounting and Administration, PFPC Inc. from 1992 to 2006.

				184 registered investment companies consisting of 289 portfolios	None

Jay M. Fife (1970)	Treasurer	Treasurer since 2007

Managing Director of BlackRock, Inc. since 2007; Director of BlackRock, Inc. from 2006 to 2007; Assistant Treasurer of the MLIM/FAM advised funds from 2005 to 2006; Director of MLIM Fund Services Group from 2001 to 2006.

				184 registered investment companies consisting of 289 portfolios	None

(a)	Unless otherwise indicated, the address of each officer is 40 East 52nd Street, New York, NY 10022.

(b)	Each officer is elected by and serves at the pleasure of the Board of Directors of the Master LLC.

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(b) Board of Directors

The Board has four standing committees: an Audit Committee, a Governance and Nominating Committee, a Compliance Committee and a Performance Oversight Committee.

The members of the Audit Committee (the “Audit Committee”) are Fred G. Weiss (chair), Robert M. Hernandez, and Richard R. West, all of whom are non-interested Directors. The principal responsibilities of the Audit Committee are to approve the selection, retention, termination and compensation of the Master LLC’s independent registered public accounting firm (the “independent auditors”) and to oversee the independent auditors’ work. The Audit Committee’s responsibilities include, without limitation, to (1) evaluate the qualifications and independence of the independent auditors; (2) approve all audit engagement terms and fees for the Master LLC; (3) review the conduct and results of each independent audit of the Master LLC’s financial statements; (4) review with the independent auditor any audit problems or difficulties encountered during or related to the conduct of the audit; (5) review the internal controls of the Master LLC and its service providers with respect to accounting and financial matters; (6) oversee the performance of the Master LLC’s internal audit function provided by its investment adviser, administrator, pricing agent or other service provider; (7) oversee policies, procedures and controls regarding valuation of the Master LLC’s investments; and (8) resolve any disagreements between Master LLC management and the independent auditors regarding financial reporting. The Board has adopted a written charter for the Audit Committee.

The members of the Governance and Nominating Committee (the “Governance Committee”) are Stuart E. Eizenstat (Chair), Robert M. Hernandez, Fred G. Weiss and Richard R. West, all of whom are non interested Directors. The principal responsibilities of the Governance Committee are to (1) identify individuals qualified to serve as non-interested Directors of the Master LLC and recommend non-interested Director nominees for election by shareholders or appointment by the Board; (2) advise the Board with respect to Board compensation procedures and committees (other than the Audit Committee); (3) oversee periodic self-assessments of the Board and committees of the Board (other than the Audit Committee); (4) review and make recommendations regarding non-interested Director compensation; and (5) monitor corporate governance matters and develop appropriate recommendations to the Board. The Governance Committee may consider nominations for the office of Director made by Master LLC shareholders as it deems appropriate. Master LLC shareholders who wish to recommend a nominee should send nominations to the Secretary of the Master LLC that include biographical information and set forth the qualifications of the proposed nominee. The Board has adopted a written charter for the Governance Committee.

The members of the Compliance Committee are James H. Bodurtha (Chair), Bruce R. Bond, Roberta Cooper Ramo and Jean Margo Reid, all of whom are non-interested Directors. The Compliance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee regulatory and fiduciary compliance matters involving the Master LLC, the Master LLC-related activities of BlackRock and the Master LLC’s third party service providers. The Compliance Committee’s responsibilities include, without limitation, to (1) oversee the compliance policies and procedures of the Master LLC and its service providers; (2) review information on and, where appropriate, recommend policies concerning the Master LLC’s compliance with applicable law, and (3) review reports from and make certain recommendations regarding the Master LLC’s Chief Compliance Officer. The Board has adopted a written charter for the Compliance Committee.

The members of the Performance Oversight Committee are David H. Walsh (Chair), Donald W. Burton, Kenneth A. Froot, and John O’Brien, all of whom are non-interested Directors, and Richard S. Davis, who serves as an interested Director for certain other BlackRock-advised funds. The Performance Oversight Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee the Master LLC’s investment performance relative to its agreed-upon performance objectives. The Performance Oversight Committee’s responsibilities include, without limitation, to (1) review the Master LLC’s investment objectives, policies and practices, (2) recommend to the Board specific investment tools and techniques employed by BlackRock, (3) recommend to the Board appropriate investment performance objectives based on its review of appropriate benchmarks and competitive universes, (4) review the Master LLC’s investment performance relative to agree-upon performance objectives and (5) review information on unusual or exceptional investment matters. The Board has adopted a written charter for the Performance Oversight Committee.

Prior to November 1, 2007, the Board then in office had two standing committees, an Audit Committee and a Nominating Committee, each of which consisted of all of the non-interested Directors. During the fiscal year ended September 30, 2007, the Audit Committee met four times and the Nominating Committee met once.

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Share Ownership. Information relating to each Director’s share ownership in the Master LLC and in all BlackRock-advised funds that are overseen by the respective Director (“Supervised Funds”) as of December 31, 2007 is set forth in the chart below.

Name of Director	Aggregate Dollar Range of Equity Securities in the Master LLC	Aggregate Dollar Range of Equity Securities in Supervised Master LLCs
Interested Directors:
Richard S. Davis	None	Over $100,000
Laurence D. Fink	None	Over $100,000
Henry Gabbay	None	Over $100,000

Non-Interested Directors:
James H. Bodurtha	None	Over $100,000
Bruce R. Bond	None	Over $100,000
Donald W. Burton	None	None
Stuart E. Eizenstat	None	$1 – $10,000
Kenneth A. Froot	None	None
Robert M. Hernandez	None	Over $100,000
. John F. O’Brien	None	None
Roberta Cooper Ramo	None	Over $100,000
Jean Margo Reid	None	Over $100,000
David H. Walsh	None	Over $100,000
Fred G. Weiss	None	Over $100,000
Richard R. West	None	Over $100,000

As of January 4, 2008, the officers and Directors of the Master LLC as a group owned an aggregate of less than 1% of the outstanding interests in the Master LLC. As of December 31, 2007 none of the non-interested Directors or their immediate family members owned beneficially or of record any securities of affiliates of the Investment Adviser.

(c) Compensation

Each Director who is a non-interested Director is paid as compensation an annual retainer of $150,000 per year for his or her services as Director to the BlackRock-advised funds, including the Master LLC, and a $25,000 Board meeting fee to be paid for each Board meeting up to five Board meetings held in a calendar year (compensation for meetings in excess of this number to be determined on a case-by-case basis), together with out-of-pocket expenses in accordance with a Board policy on travel and other business expenses relating to attendance at meetings. In addition, the Chairman and Vice-Chairman of the Board of Directors are paid as compensation an additional annual retainer of $65,000 and $25,000 respectively.

19

The following table sets forth the compensation earned by each non-interested Director for the Master LLC’s fiscal year ended September 30, 2007 and the aggregate compensation paid to them by all BlackRock-advised funds for the calendar year ended December 31, 2007.

Name(a)	Compensation From the Master LLC	Estimated Annual Benefits Upon Retirement	Aggregate Compensation from the Master LLC and other BlackRock-Advised Funds
James H. Bodurtha (b)	None	N/A	$296,014.50
Bruce R. Bond	None	N/A	$216,500.00
Donald W. Burton	None	N/A	$158,791.66
Stuart E. Eizenstat (c)	None	N/A	$216,916.67
Kenneth A. Froot	None	N/A	$250,135.87
Robert M. Hernandez (d)	None	N/A	$224,833.33
John F. O’Brien	None	N/A	$158,791.66
Roberta Cooper Ramo	None	N/A	$250,135.87
Jean Margo Reid	$9,000	N/A	$171,433.48
David H. Walsh (e)	None	N/A	$162,958.33
Fred G. Weiss (f)	None	N/A	$183,160.41
Richard R. West	$9,000	N/A	$171,433.48

Advisory Board Member (g)
Joe Grills	None	N/A	$300,000.00

(a)	With the exception of Ms. Reid and Mr. West, each of the non-interested Directors assumed office on November 1, 2007. Mr. Grills assumed office as advisory Board member on November 1, 2007 and served until his term of office ended on December 31, 2007.

(b)	Chairman of the Compliance Committee

(c)	Chairman of the Governance and Nominating Committee

(d)	Chairman of the Board of Directors

(e)	Chairman of the Performance Oversight Committee

(f)	Vice Chairman of the Board of Directors and Chairman of the Audit Committee

(g)	In addition, The Advisory Board Member was paid an annual retainer of $58,100 for service as Advisory Board Member to the BlackRock-advised funds, together with out of pocket expenses in accordance with Board policy on travel and other business expenses relating to attendance at meeting.

(d) Sales Loads.    Not Applicable.

(e) Code of Ethics

The Board of Directors of the Master LLC has adopted a Code of Ethics under Rule 17j-1 under the Investment Company Act that covers the Master LLC and the Bond Fund. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Master LLC.

(f) Proxy Voting Policies

Information relating to the Master LLC’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the Bond Fund and Balanced Capital Registration Statements.

Item 13. Control Persons and Principal Holders of Securities.

As of January 18, 2008, Total Return Fund owned 75.82% and Balanced Capital owned 19.37% of the outstanding interests in the Master LLC’s Total Return Portfolio.

20

Item 14. Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 5 in the Master LLC’s Part A.

Information relating to the investment management and other services provided to the Master LLC by the Investment Adviser is incorporated herein by reference from Part A of the Bond Fund Registration Statement, the sub-section entitled “Management and Advisory Arrangements,” in Part I of Part B of the Bond Fund Registration Statement and from the section entitled “Management and Other Service Arrangements” in Part II of Part B of the Bond Fund Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the Bond Fund Registration Statement under which the information required by Item 14 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from Part A or Part I and/or Part II of Part B of the Bond Fund Registration Statement
Item 14(a)	Part I: Management and Advisory Arrangements
Part II: Management and Other Service Arrangements
Item 14(c)	Part I: Management and Advisory Arrangements
Part II: Management and Other Service Arrangements
Item 14(d)	Part I: Management and Advisory Arrangements
Part II: Management and Other Service Arrangements
Item 14(e)	Not Applicable
Item 14(f)	Not Applicable
Item 14(g)	Not Applicable
Item 14(h)	Part A – Back Cover

FAM Distributors, Inc., (“FAMD”), P.O. Box 9081, Princeton, New Jersey, 08543-9081, and BlackRock Distributors, Inc. (“BDI”), 760 Moore Road, King of Prussia, PA 19406, each an affiliate of the Investment Adviser, act as placement agents for the Master LLC pursuant to placement agent agreements (the “Placement Agent Agreements”). Under the Placement Agent Agreements, FAMD and BDI receive no compensation for acting as placement agents for the Master LLC.

Item 15. Portfolio Managers

The Total Return Portfolio is managed by a team of investment professionals comprised of Scott Amero, Matthew Marra and Andrew Phillips. The High Income Portfolio and the Intermediate Term Portfolio are managed by a team of investment professionals comprised of James Keenan, Kevin Booth, Jeff Gary and Scott Amero. Information about each portfolio manager’s compensation, other accounts he manages and his ownership of Feeder Fund shares is incorporated herein by reference to the section entitled “Management and Other Advisory Services” in Part I of Part B of the Bond Fund Registration Statement.

Item 16. Brokerage Allocation and Other Practices.

Information relating to portfolio turnover and brokerage allocation for or on behalf of the Master LLC is incorporated herein by reference from the section entitled “Portfolio Transactions and Brokerage” in Part I and Part II of Part B of the Bond Fund Registration Statement.

Item 17. Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Master LLC’s Part A. Under the Limited Liability Company Agreement (“LLC Agreement”), the Directors are authorized to issue interests in the Master LLC. Upon liquidation of the Master LLC, Feeder Funds would be entitled to share in the assets of the Master LLC that are available for distribution in proportion to their investment in the Master LLC.

The Master LLC is organized as a limited liability company under the laws of the State of Delaware. Each Feeder Fund is entitled to a vote in proportion to its investment in the Master LLC. Each Feeder Fund will participate in the earnings, dividends and assets of the Master LLC in accordance with its pro rata interests in the Master LLC. The Master LLC does not issue share certificates.

Each investor is entitled to a vote, with respect to matters affecting the Master LLC, in proportion to the amount of its investment in the Master LLC. Investors in the Master LLC do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Director. The Master LLC is not required to hold annual meetings of investors but the Master LLC will hold special meetings of investors when in the judgment of the Master LLC’s Directors it is necessary or desirable to submit matters for an investor vote. The Directors may elect to terminate the Master LLC without a vote of the interest holders.

Item 18. Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 6 and Item 7 in the Master LLC’s Part A.

21

(a) Purchase of Interests in the Master LLC.

The net asset value of each Portfolio is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for business on the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of the Master LLC is the value of the securities held by the Master LLC plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily. Each investor in the Master LLC may add to or reduce its investment in the Master LLC on each day the NYSE is open for trading. The value of each investor’s interest in the Master LLC will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of the Master LLC by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Master LLC. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the Master LLC will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Master LLC as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Master LLC effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Master LLC as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master LLC by all investors in the Master LLC. The percentage so determined will then be applied to determine the value of the investor’s interest in the Master LLC after the close of business of the NYSE or the next determination of net asset value of the Master LLC.

Portfolio securities held by the Master LLC that are traded on stock exchanges or NASDAQ Stock Market Inc., are valued at the last sale price or official close price as of the close of business on the day the securities are being valued, or, lacking any sales at the last available bid price for long positions and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Directors. Long positions in securities traded in the over-the-counter (“OTC”) market, NASDAQ Small Cap Market or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Directors. Short positions in securities traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded in both the OTC market and on a stock exchange are valued according to the broadest and most representative market. Options written are valued at the mean between the last bid and ask prices at the close of the options market on which the option is traded in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at the mean between the last bid and ask prices at the close of the options market on which the option is traded in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations.

Repurchase agreements are valued at cost plus accrued interest. The Master LLC employs pricing services to provide certain securities prices for the Master LLC. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Master LLC, including valuations furnished by the pricing services retained by the Master LLC, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Master LLC under the general supervision of the Master LLC’s Board of Directors. Such valuations and procedures will be reviewed periodically by the Board of Directors of the Master LLC.

Generally, trading in non-U.S. securities, as well as U.S. Government securities and money market instruments and certain fixed-income securities, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of interests in the Master LLC are determined as of such times. Foreign currency exchange rates are generally determined as of the close of business on the NYSE. If events (e.g., a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities will be valued at their fair value as determined in good faith by the Board of Directors or by the Investment Adviser using a pricing service and/or procedures approved by the Board of Directors.

22

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank).

The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Master LLC’s transfer agent. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC’s transfer agent of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred.

(b) Fund Reorganizations.    Not applicable.

(c) Offering Price.    Not Applicable.

Item 19. Taxation of the Master LLC.

The Master LLC is treated as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”), and, thus, is not subject to income tax. Based upon the status of the Master LLC as a partnership, each investor in the Master LLC takes into account its share of the Master LLC’s ordinary income, capital gain, losses, deductions and credits in determining its income tax liability. The determination of such share is made in accordance with the Code and Treasury regulations promulgated thereunder.

The Master LLC’s fiscal year end is September 30. Although the Master LLC will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

It is intended that the Master LLC’s assets, income and distributions will be managed in such a way that an investor in the Master LLC will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”) assuming that the investor invested all of its investable assets in the Fund. Any prospective Feeder Fund that is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the Master LLC as they are taken into account by the Master LLC.

Certain transactions of the Master LLC are subject to special tax rules of the Code that may, among other things (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to stockholders of the Feeder Funds. Special tax rules also will require the Master LLC to mark-to-market certain types of positions in its portfolio (i.e. treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The Master LLC intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to lessen the effect of these tax rules and avoid any possible disqualification of the Feeder Funds for the special treatment afforded RICs under the Code.

If the Master LLC purchases shares of an investment company (or similar investment entity) organized under foreign law, a Feeder Fund, by virtue of its ownership of the Master LLC’s interests, will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes. The partners in the Master LLC, i.e. the Feeder Funds, may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by such Feeder Funds as a dividend to their shareholders. However, an election can be made to “mark to market” at the end of each taxable year all the shares treated as held in a PFIC. If it made this election, a Feeder Fund would recognize as ordinary income its share of any increase in the value of such shares as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value but only to the extent of previously recognized “mark-to-market” gains. With the mark-to-market election, a Feeder Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

The Master LLC may be subject to taxes imposed by foreign countries on dividend or interest income received from securities of foreign issuers. The United States has entered into tax treaties with many foreign countries which may entitle the Master LLC to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Master LLC’s assets to be invested within various countries is not known.

The Master LLC is managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Master LLC level. Thus, consistent with its investment objectives, the Master LLC will meet the income and diversification of assets tests of the Code applicable to RICs. The Master LLC and the Feeder Funds have received a ruling from the Internal Revenue Service that the existing feeder funds that are RICs will be treated as owners of their proportionate shares of the Master LLC’s assets and income for purposes of these tests.

The Code requires a RIC to pay a non-deductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis, plus certain undistributed amounts from previous years. The Master LLC intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Master LLC’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Master LLC.

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Item 20. Underwriters.

The exclusive placement agents for the Master LLC are FAMD and BDI (the “Placement Agents”), each an affiliate of the Investment Adviser, with offices at 800 Scudders Mill Road, Plainsboro, New Jersey 08536 and 760 Moore Road, King of Prussia, PA 19406, respectively. Pursuant to the Placement Agent Agreements, the Master LLC agrees to pay the Placement Agents’ out of pocket costs. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Master LLC.

Item 21. Calculation of Performance Data.

Not Applicable.

Item 22. Financial Statements.

The audited financial statements of Master Total Return Portfolio of the Master LLC, including the report of Master Total Return Portfolio of the Master LLC’s independent registered public accounting firm, are incorporated in this Part B by reference to the 2007 Annual Report of the BlackRock Total Return Fund of BlackRock Bond Fund, Inc. You may request a copy of the Annual Report at no charge by calling (800) 441-7762 between 8:00 a.m. and 6:00 p.m. Eastern time, Monday to Friday.

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PART C. OTHER INFORMATION

Item 23. Exhibits.

Exhibit Number

1	(a)	— Certificate of Trust. (a)

	(b)	— Declaration of Trust. (a)

2	(a)	— By-Laws of the Registrant.*

	(b)	— Limited Liability Company Agreement between the Registrant and BlackRock Advisors, LLC.*

3		— Portions of the Declaration of Trust and By-Laws of the Registrant defining the rights of holders of interests in the Registrant (c)

4	(a)	— Investment Management Agreement between the Registrant and BlackRock Advisors, LLC. (m)

	(b)	— Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Financial Management, Inc. (m)

5		— Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

6		— None.

7		— Form of Custodian Agreement between the Registrant and State Street Bank and Trust Company. (d)

8	(a)	— Form of Credit Agreement among the Registrant, a syndicate of banks and certain other parties. (n)

	(b)	— Placement Agent Agreement between the Registrant and FAM Distributors, Inc. (m)

	(c)	— Placement Agent Agreement between the Registrant and BlackRock Distributors, Inc. (m)

	(d)	— Form of Subscription Agreement for the acquisition of an interest in the Registrant. (a)

	(e)	— Form of Securities Lending Agency Agreement between the Registrant and QA Advisors LLC (now BlackRock Investment Management, LLC) dated August 10, 2001. (h)

	(f)	— Form of Administrative Services Agreement between Registrant and State Street Bank and Trust Company. (b)

9		— Not Applicable.

10		— Not required pursuant to Form N-1A General Instructions Section B(2)(b).

11		— None.

12		— Certificate of Merrill Lynch Bond Fund, Inc. (a)

13		— None.

14		— None.

15		— Code of Ethics. (j)

16		— Power of Attorney. (o).

(a)	Previously filed on October 1, 2003 as an exhibit to the Registrant’s Registration Statement on Form N-1A (File No. 811-21434).

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(b)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No.1 to the Registration Statement of BlackRock Focus Twenty Fund, Inc. (File No. 333-89775) filed on March 20, 2001.
(c)	Reference is made to Article I (Sections 1.1 and 1.2), Article II (Sections 2.2, 2.4 and 2.7), Article III (Sections 3.2, 3.4, 3.8, 3.10, 3.11 and 3.12), Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.10), Article VI, Article VII (Sections 7.1 and 7.2), Article VIII (Sections 8.1, 8.3 and 8.6), Article IX, Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.2, 11.4 and 11.6) of the Registrant’s Declaration of Trust, filed as Exhibit 1(b) to the Registration Statement; the Certificate of Trust, filed as Exhibit 1(a) to the Registration Statement; and Article I, Article III (Sections 3.7 and 3.10) and Article VI (Section 6.2) of the Registrant’s By-Laws, filed as Exhibit 2 to the Registration Statement.
(d)	Incorporated by reference to Exhibit 7 to Post-Effective Amendment No. 10 to the Registration Statement of Merrill Lynch Maryland Municipal Bond Fund of Merrrill Lynch Multi-State Municipal Series Trust on Form N-1A (File No. 33-49873) filed on October 30, 2001.
(e)	Incorporated by reference to Exhibit (b) to the Issuer Tender Offer Statement on Schedule TO of BlackRock Senior Floating Rate Fund, Inc. (File No. 333-15973) filed on December 14, 2000.
(f)	Incorporated by reference to Exhibit (b)(2) to the Issuer Tender Offer Statement on Schedule TO of BlackRock Senior Floating Rate Fund, Inc. (File No. 333-15973) filed on December 14, 2001.
(g)	Incorporated by reference to Exhibit (b)(3) to the Issuer Tender Offer Statement on Schedule TO of BlackRock Senior Floating Rate Fund, Inc. (File No. 333-15973) filed on December 13, 2002.
(h)	Incorporated by reference to Exhibit 8(f) to Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of BlackRock Global Technology Fund, Inc. (File No. 333-48929), filed on July 24, 2002.
(i)	Incorporated by reference to Exhibit 8(c)(4) to Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of BlackRock Global Growth Fund, Inc. (File No. 333-32899), filed on December 4, 2003.
(j)	Incorporated by reference to Exhibit (r) to Post-Effective Amendment No. 15 to the Registration Statement on Form N-2 of BlackRock Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on November 13, 2006.
(k)	Incorporated by reference to Exhibit 8(c)(5) to Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A of BlackRock Bond Fund, Inc. (File No. 2-62329), filed on January 14, 2005.
(l)	Incorporated by reference to Exhibit 8(b)(6) to Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of BlackRock U.S. Government Fund (File No. 2-92366), filed on December 21, 2005.
(m)	Filed on October 2, 2006, as an exhibit to Amendment No. 5 to the Registrant’s Registration Statement on Form N-1A.
(n)	Incorporated by reference to Exhibit 8(b)(7) to Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A of BlackRock Fundamental Growth Fund, Inc. (File No. 33-47875) filed on December 21, 2006.
(o)	Filed on February 24, 2006 as Exhibit 16 to Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of Merrill Lynch Municipal Intermediate Term Fund of Merrill Lynch Municipal Series Trust (File No. 33-8058).
*	Filed herewith.

Item 24. Persons Controlled By or Under Common Control With The Master LLC.

The Registrant does not currently control and is not under common control with any other person.

Item 25. Indemnification.

Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant’s Declaration of Trust (the “Declaration of Trust”) (Exhibit 1(b) to this Registrant Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

Article VIII, Section 8.1 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.2 of the Registrant’s Declaration of Trust provides:

The Trust shall indemnify each of its Trustees, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any

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Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a)  the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b)  the Trust shall be insured against losses arising by reason of any lawful advances; or

(c)  there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i)  a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or

(ii)  an independent legal counsel in a written opinion.

Article VIII, Section 8.3 of the Registrant’s Declaration of Trust further provides:

Nothing contained in Sections 8.1 or 8.2 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1 or 8.2 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Manager to the Trust against any liability to the Trust to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Trust, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Manager to the Trust.

As permitted by Article VIII, Section 8.6, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26. Business and Other Connections of The Investment Adviser.

See Item 5 in Part A and Item 14 in Part B of the Trust’s Registration Statement regarding the business of the Investment Adviser. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Investment Adviser or any of its respective officers and directors during the past two years is incorporated herein by reference from Item 26 in Part C of the BlackRock Bond Fund, Inc.’s Registration Statement on Form N-1A.

Item 27. Principal Underwriters.

(a) FAMD and BDI act as the principal underwriters or the placement agents for each of the following open-end investment companies, including the Registrant: FDP Series, Inc., BlackRock Financial Institutions Series Trust, Managed Account Series, BlackRock Balanced Capital Fund, Inc., BlackRock Basic Value Fund, Inc., BlackRock Bond Fund, Inc., BlackRock California Municipal Series Trust, BlackRock Commodity Strategies Fund, BlackRock Developing Capital Markets Fund, Inc., BlackRock Equity Dividend Fund, BlackRock EuroFund, BlackRock Focus Growth Fund, Inc., BlackRock Focus Value Fund, Inc., BlackRock Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, BlackRock Global Allocation Fund, Inc., BlackRock Global Dynamic Equity Fund, BlackRock Global Financial Services Fund, Inc., BlackRock Global SmallCap Fund, Inc., BlackRock Global Value Fund, Inc., BlackRock Healthcare Fund, Inc., BlackRock Index Funds, Inc., BlackRock Series, Inc., BlackRock Latin America Fund, Inc., BlackRock Large Cap Series Funds, Inc., BlackRock Multi-State Municipal Series Trust, BlackRock Municipal Bond Fund, Inc., BlackRock Municipal Series Trust, BlackRock Natural Resources Trust, BlackRock Pacific Fund, Inc., BlackRock Principal Protected Trust, Merrill Lynch Ready Assets Trust, Merrill Lynch Retirement Series Trust, BlackRock Series Fund, Inc., BlackRock Technology Fund, Inc., BlackRock Value Opportunities Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, BlackRock Utilities and Telecommunications Fund, Inc., BlackRock Variable Series Funds, Inc., BlackRock World Income Fund, Inc., BlackRock Mid Cap Value Opportunities Series, Inc., BlackRock Short-Term Bond Series, Inc., BlackRock International Value Trust, Master Value Opportunities LLC, Master Basic Value LLC, Master Focus Growth LLC, Short-Term Master LLC, Master Commodity Strategies LLC, Master Bond LLC, BlackRock Master LLC, Global Financial Services Master LLC, Master Large Cap Series LLC, Quantitative Master Series LLC and Master Institutional Money Market LLC. FAMD and BDI also act as the principal underwriters for the following closed-end registered investment companies: BlackRock Multi-Strategy Hedge Advantage, BlackRock Multi-Strategy Hedge Opportunities LLC, BlackRock Senior Floating Rate Fund, Inc. and BlackRock Senior Floating Rate Fund II, Inc.

BDI currently also acts as distributor for BlackRock Funds, BlackRock Funds II, BlackRock Liquidity Funds and BlackRock Bond Allocation Target Shares.

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(b)  Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9081.

Name	Position(s) and Office(s) with FAMD	Position(s) and Office(s) With Registrant
Robert Zakem	President	None
Mitchell Cox	Director	None
Brian Hull	Director	None
John Fosina	Chief Financial Officer and Treasurer	None
Martin Byme	Director	None
Adam Lantz	Secretary	None
Andrea Borton	Compliance Director	None

The principal business address of each director, officer or partner of BDI is 760 Moore Road, King of Prussia, PA 19406. No individual listed in the chart below is an officer or employee of the Registrant.

Name	Position(s) with Distributor
Thomas Deck	President; Chief Executive Officer
Michael Denofrio	Director
Nicholas Marsini	Director
Rita G. Adler	Chief Compliance Officer
John Munera	Anti-Money Laundering Officer
Jodi Jamison	Chief Legal Officer
Julie Bartos	Assistant Secretary; Assistant Clerk
Charlene Wilson	Treasurer; Chief Financial Officer; Financial & Operations Principal
Maria Schaffer	Assistant Treasurer; Controller
Bruno Di Stefano	Vice President
Susan K. Moscaritolo	Vice President, Secretary & Clerk
Jason Greim	Assistant Vice President
Carol Bommarito	Assistant Vice President

(c)  Not applicable.

Item 28. Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder are maintained at the offices of:

(a) Registrant, 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

(b) BlackRock Distributors, Inc., 760 Moore Road, King of Prussia, PA 19406 (records relating to its functions as placement agent).

(c) FAM Distributors, Inc., 800 Scudders Mill Road, Plainsboro, New Jersey 08536 (records relating to its functions as placement agent).

(d) BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as investment adviser).

(e) BlackRock Financial Management, Inc., 40 East 52nd Street, New York, New York 10022 (records relating to its functions as sub-adviser).

Item 29. Management Services.

Other than as set forth or incorporated by reference in Item 5 in Part A and Item 12 and Item 14 in Part B of the Master LLC’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 28th day of January, 2008.

MASTER BOND LLC (Registrant)

By:	/s/ Donald C. Burke
(Donald C. Burke, President and Chief Executive Officer)

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EXHIBIT INDEX

Exhibit Number

2	(a)	— By-Laws of the Registrant.

	(b)	— Limited Liability Company Agreement between the Registrant and BlackRock Advisors, LLC.